Exhibit 3.3

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “ENROUTE EMERGENCY SYSTEMS LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “EXTENSITY PUBLIC SAFETY LLC” TO “ENROUTE EMERGENCY SYSTEMS LLC”, FILED THE THIRD DAY OF JULY, A.D. 2006, AT 6:11 O'CLOCK P.M.

4116615 8100X	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9718620
120849350	DATE: 07-18-12

You may verify this certificate online

at corp.delaware.gov/authver.shtml

AMENDED AND RESTATED	State of Delaware Secretary of State Division of Corporations Delivered 06:27 PM 07/03/2006 FILED 06:11 PM 07/03/2006 SRV 060637405 - 4116615 FILE

CERTIFICATE OF FORMATION

OF

EXTENSITY PUBLIC SAFETY LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “Company”) is Extensity Public Safety LLC.

2. The Company filed its original Certificate of Formation with the Delaware Secretary of State on February 27, 2006, under the name “Extensity Public Safety LLC.”

3. Pursuant to provisions of Section 18-208 of the Delaware Limited Liability Company Act, the Certificate of Formation of the Company is hereby amended and restated to read in its entirety as follows:

FIRST:	Name. The name of the limited liability company (the “Company”) is EnRoute Emergency Systems LLC.

SECOND:	Registered Office and Registered Agent. The address of its office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Formation on behalf of Extensity Public Safety LLC as of the 3rd day of July, 2006.

EXTENSITY PUBLIC SAFETY LLC

By:	/s/ Kenneth L. Walters
Kenneth L. Walters
Authorized Person

{Extensity Public Safety LLC - A&R Certificate of Formation re name change to EnRoute Emergency Systems LLC}	S-1